Exhibit No. 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 8, 2011, relating to the consolidated financial statements, the effectiveness of Chesapeake Utilities Corporation’s internal control over financial reporting, and financial statement schedules of Chesapeake Utilities Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ ParenteBeard LLC
ParenteBeard LLC Malvern, Pennsylvania December 19, 2011